Articles of Incorporation
(PURSUANT TO NRS 78)

DEAN HELLER			FILED # C20473
Secretary of State			JUL 27 2001
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786	IN THE OFFICE OF
(775 684 5708			Dean Heller
Secretary of State

1. Name of Corporation:	Lightning Marine, Inc.
2. Resident Agent Name	Corporate Services Group, LLC
and Street Address	723 South Casino Center Blvd., 2nd Fl	Las Vegas, Nevada 89101
3. Shares	Number of shares with par value: 25,000,000
Par value: $ 0.001
4. Names, Addresses,	The First Board of Directors/Trustees shall consist of 1		member
Number of Board of	whose name and address is as follows:
Directors/Trustees:	1. Jeffrey Mackay
Name
2. 723 South Casino Center Blvd., 2nd Fl, Las Vegas, Nevada, 89101
Street Address

5. Purpose	The purpose of this corporation shall be:
This corporation may engage in any lawful activity
6. Other Matters	Number of additional pages attached: 0
7. Names, Addresses	Corporate Services Group, LLC	\s\ Denise Mau
and Signatures of	Name	Signature
Incorporators:	723 South Casino Center Blvd., 2nd Fl	Las Vegas, NV 89101
Address

8. Certification of	I, Corporate Services Group, LLC, hereby accept appointment as
Acceptance of	Resident Agent for the above named corporation.
Appointment of
Resident Agent:	\s\ Denise Mau		July 27, 2001
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

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